Exhibit 10.1

SECOND AMENDMENT TO
MASTER REPURCHASE AGREEMENT

THIS SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated December 18, 2017 (the “Effective Date”) (this “Second Amendment”), is entered into by and among RAIT CRE CONDUIT IV, LLC, a Delaware limited liability company, as seller (together with its permitted successors and assigns in such capacity, “Seller”), BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales, as purchaser (together with its successors and assigns in such capacity, “Purchaser”), and RAIT FINANANCIAL TRUST, a Maryland real estate investment trust, as guarantor (together with its successors and permitted assigns, in such capacity, “Guarantor”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Repurchase Agreement (as defined below).

R E C I T A L S

WHEREAS, Seller and Purchaser are parties to that certain Master Repurchase Agreement, dated as of December 23, 2014, as amended by that certain Omnibus Amendment to Master Repurchase Agreement and Other Transaction Documents, dated December 28, 2016 but effective as of December 20, 2016, by and among Seller, Purchaser and Guarantor (as so amended, the “Existing Repurchase Agreement” and, as amended by this Second Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Repurchase Agreement”); and

WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.Amendments to Existing Repurchase Agreement.

(a)Effective as of the Effective Date, the definition of “Termination Date” in Article 2 of the Existing Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Termination Date” shall mean the day that is the earlier of (i) June 18, 2018, or (ii) the day on which an Event of Default occurs (after all applicable grace, notice and/or cure periods).

(b) Effective as of the Effective Date, Article 3(m) is hereby deleted in its entirety and replaced with the following:

(m)	[Reserved.]

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Section 3.	Transaction Documents in Full Force and Effect as Modified.

Except as specifically modified hereby, the Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Second Amendment.  This Second Amendment shall not constitute a novation of the Transaction Documents, but shall constitute modifications thereof.  The parties hereto agree to be bound by the terms and conditions of the Transaction Documents, as modified by this Second Amendment, as though such terms and conditions were set forth herein.

Section 4.Representations.

Seller and Guarantor each represents and warrants, as of the Effective Date, as follows:

(a)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;

(b)the execution, delivery and performance by it of this Second Amendment are within its corporate, company or partnership powers, has been duly authorized and does not contravene (i) its organizational documents or its applicable resolutions, (ii) any Requirements of Law or (iii) any contractual obligation to which it is a party;

(c)other than applicable resolutions, no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any Governmental Authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against it of this Second Amendment or the Transaction Documents;

(d)this Second Amendment has been duly executed and delivered by it;

(e)each of this Second Amendment and the Transaction Documents constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity;

(f)to Seller’s and Guarantor’s knowledge, no Material Adverse Effect, Margin Deficit, Default or Event of Default under the Repurchase Agreement has occurred and is continuing as of the date hereof or will result from giving effect to this Second Amendment; and

(h)all representations and warranties made by Seller and Guarantor in the Transaction Documents (except to the extent disclosed in a Requested Exceptions Report or in Guarantor’s quarterly report on Form 10-Q or annual report on Form 10-K) are true, correct, complete and accurate in all material respects as of the date hereof and as of December 19, 2017.

Section 5.Fees and Expenses.

(a)Extension Fee.  On the date hereof and as a condition precedent to the effectiveness of this Second Amendment, Seller shall pay to Purchaser an Extension Fee, such

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amount to be paid to Purchaser in Dollars, in immediately available funds, without deduction, set-off or counterclaim.  Notwithstanding anything to the contrary in the Fee Letter or any other Transaction Document, for the purpose of this Second Amendment, “Extension Fee” shall mean a non-refundable fee equal to the product of (i) 0.125% and (ii) the Maximum Facility Purchase Price.

(b)Expenses. Seller and Guarantor shall pay on demand all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Second Amendment.

Section 6.Miscellaneous.

(a)This Second Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  The parties intend that faxed signatures and electronically imaged signatures such as PDF files shall constitute original signatures and are binding on all parties.

(b)The descriptive headings of the various sections of this Second Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)This Second Amendment (together with the other Transaction Documents, as amended hereby) represents the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:

RAIT CRE CONDUIT IV, LLC
a Delaware limited liability company

By:	RAIT Partnership, L.P., its sole Member and Manager

By:	RAIT General, Inc., its General Partner

By:	/s/ Jamie Reyle
Name: Jamie Reyle
Title: General Counsel

GUARANTOR:

RAIT FINANCIAL TRUST
a Maryland real estate investment trust

By:	/s/ Jamie Reyle
Name: Jamie Reyle
Title: General Counsel

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Barclays-RAIT Floater Repo - Second Amendment

PURCHASER:

BARCLAYS BANK PLC
a public limited company originated under the laws of England and Wales

By:     /s/ Francis X. Gilhool

Name: Francis X. Gilhool

Title: Managing Director

Barclays-RAIT Floater Repo - Second Amendment